UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

1.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2016, South Jersey Industries, Inc. (the “Company”) entered into an unsecured $50 million 364-day revolving credit agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) as lender and as administrative agent. The maturity date of the credit agreement is September 7, 2017, at which time the principal and any accrued but unpaid interest must be paid. At the annual request of the Company, but on not more than 2 occasions, the credit agreement may be extended for an additional period of 364 days.

The 364-day revolving facility bears interest at a variable base rate or a variable London Interbank Offered Rate (“LIBOR”), at the Company’s election. Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate plus 0.5%; (b) the agent’s daily “prime rate”; and (c) the one-month LIBOR rate plus 1% ; plus in each case, an applicable margin that may range from zero to .325%, depending on the Company’s unsecured credit rating. If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of interest calculation. Interest on LIBOR loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.70% to 1.325%, depending on the Company’s unsecured credit rating.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Credit Agreement), and customary events of default.

Morgan Stanley and its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services or other services for the Company or its affiliates, and affiliates of Morgan Stanley have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1
364-Day Revolving Credit Agreement, dated as of September 7, 2016, among South Jersey Industries, Inc., the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: September 9, 2016	By:	/s/ Stephen H. Clark
Name: Stephen H. Clark Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

10.1
364-Day Revolving Credit Agreement, dated as of September 7, 2015, among South Jersey Industries, Inc., the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.